UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2012

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported under Items 1.01 and 2.01 of the Form 8-K of G-III Apparel Group, Ltd. (the “Company”) filed on August 8, 2012, that on August 7, 2012, the Company and its indirect wholly-owned subsidiary, VBQ Acquisition B.V. (the “Purchaser”), entered into a share purchase agreement (the “Purchase Agreement”), with Fashion Fund I B.V., pursuant to which the Purchaser acquired all of the outstanding shares of Vilebrequin International SA, a Swiss corporation (“Vilebrequin”). The Company guaranteed the obligations of the Purchaser under the Purchase Agreement.

The Purchaser acquired Vilebrequin for a total purchase price of €85.5 million (approximately $106.2 million), subject to certain post-closing adjustments, of which €70.5 million (approximately $87.6 million) was paid in cash and €15 million (approximately $18.6 million) was paid by delivery of unsecured promissory notes under which the Purchaser and the Company are obligors, due December 31, 2017, with interest payable at the rate of 5% per year. In addition to the purchase price, the Purchase Agreement provides for up to an additional €22.5 million (approximately $27.9 million) of contingent future payments based upon achieving certain performance objectives related to growth of the Vilebrequin business over the three years ending December 31, 2015. The dollar amounts referred to above are based upon the Euro to dollar exchange rate in effect upon the closing of the Vilebrequin acquisition.

The description of the acquisition of Vilebrequin included in the Company’s Form 8-K filed on August 8, 2012 is incorporated by reference herein. This amended report on Form 8-K/A is being filed to complete the response to Item 9.01 with respect to the Vilebrequin acquisition.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Audited consolidated financial statements of Vilebrequin and its subsidiaries for the year ended December 31, 2011 and notes thereto, and the report of PricewaterhouseCoopers SA, filed as Exhibit 99.1 to this Form 8-K/A and incorporated herein by reference.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial data reflecting the effects of the Vilebrequin acquisition is filed as Exhibit 99.2 to this Form 8-K/A and incorporated herein by reference: Narrative overview and unaudited pro forma condensed consolidated financial data, consisting of (i) unaudited pro forma condensed consolidated balance sheet as of January 31, 2012 and notes thereto and (ii) unaudited pro forma condensed consolidated statement of income for the fiscal year ended January 31, 2012 and the six months ended July 31, 2012, and notes thereto.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits

99.1	Audited consolidated financial statements of Vilebrequin and its subsidiaries for the year ended December 31, 2011 and notes thereto, and the report of PricewaterhouseCoopers SA.

99.2	Unaudited pro forma condensed consolidated financial data as of July 31, 2012 and for the year ended January 31, 2012 and the six months ended July 31, 2012 reflecting the effects of the Vilebrequin acquisition.

99.3	Consent of PricewaterhouseCoopers SA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2012	G-III APPAREL GROUP, LTD.

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Audited consolidated financial statements of Vilebrequin and its subsidiaries for the year ended December 31, 2011 and notes thereto, and the report of PricewaterhouseCoopers SA.

99.2	Unaudited pro forma condensed consolidated financial data as of July 31, 2012 and for the year ended January 31, 2012 and the six months ended July 31, 2012 reflecting the effects of the Vilebrequin acquisition.

99.3	Consent of PricewaterhouseCoopers SA